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                                                              Exhibit 99B(11)(a)

                        CONSENT OF INDEPENDENT AUDITORS



The Bjurman Funds:

We hereby consent to (a) the use in this Post-Effective Amendment No. 2 to Registration Statement No. 333-16033 on
Form N-1A of our report on dated May 13, 1998 appearing in the Financial Statements which are incorporated by reference in Part B, the Statement of Additional Information of such Registration Statement, (b) the reference to us under the heading "Other Information" appearing in such Statement of Additional Information and (c) the reference to us under the heading "Financial Highlights" in the Prospectus, which is part of such Registration Statement.




DELOITTE & TOUCHE LLP

Los Angeles, California
July 21, 1998